Exhibit 23.1

                            RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

I consent to the incorporation by reference in this Registration Statement of KURRANT FOOD ENTERPRISES, INC. on Form SB-2, of my report dated November 4, 2005 (included in exhibits to such registration statement) on the financial statements of Kurrant Food Enterprises, Inc. from May 3, 2005 (inception) through September 30, 2005.


/s/ Ronald R. Chadwick
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RONALD R. CHADWICK, P.C.
Aurora, Colorado
January 10, 2006